Exhibit 23.2



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-4, of our report dated March 1, 2002 appearing in, and incorporated by reference in, the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




                                                 /s/ Deloitte & Touche LLP

                                                 Deloitte & Touche LLP


New York, New York
May 3, 2002